Exhibit 99.1
AMENDED EMPLOYMENT AGREEMENT
THIS AGREEMENT (this “Agreement”), between Ware H. Grove, an individual (the “Employee”), and CBIZ, Inc., a Delaware corporation (the “Company”), amends and supersedes the Employment Agreement entered into by Employee and the Company dated as of December 12, 2000. This Agreement is executed and effective as of November 22, 2010.
PRELIMINARY STATEMENT
The Company desires to procure the services of Employee and Employee desires to be employed by the Company on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration and as a condition of the Employee’s employment by the Company and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
TERMS
1. Employment At Will. The Employee shall commence employment with the Company on December 12, 2000 (the “Commencement Date”). The Employee shall be employed by the Company on an “at will” basis as that term is construed under Ohio law and the Employee’s employment shall continue until such employment is terminated by Employee or by the Company, with or without Cause (as defined in Section 2 below). It is expressly understood and agreed between the Company and the Employee that the duration of the Employee’s employment is unspecified and rests in the sole discretion of the Company.
2. Discontinuation of Position. In the event Employee’s employment terminates following the execution of this Agreement, the Company shall provide Employee with the payments and benefits set forth below; provided, however, that in no event shall a payment be made under this Section due to Employee’s termination of employment unless such termination constitutes a “Separation from Service,” as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding anything to the contrary contained in Section 1 hereof, if there is a Change of Control (as defined in Exhibit A attached hereto) at any time while the Employee is employed by the Company, the Employee may voluntarily terminate his employment with the Company and the Company shall pay the Employee a multiple of two (2) times the sum of (A) his current base salary at the time of Employee’s Separation from Service (“Base Salary”), plus (B) the average bonus paid to Employee in the three year period immediately preceding the year of termination (the “Average Bonus”), payable in pro rata monthly amounts for a period of twenty-four (24) months subsequent to Employee’s Separation from Service following the date of such Change of Control. Similarly, if at any time while the Employee is employed by the Company the Company terminates the Employee without Cause at any time, the Company shall continue to pay the Employee a multiple of two (2) times the sum of (A) his current base salary at the time of Employee’s Separation from Service (“Base Salary”), plus (B) the average bonus paid to Employee in the three year period immediately preceding the year of termination (the “Average Bonus”) payable in pro rata monthly amounts for a period of twenty-four (24) months subsequent to Employee’s Separation from Service. In addition, if the Employee voluntarily terminates his employment as a result of a Change of Control or is terminated without Cause as described above, the Company will continue to provide health and welfare benefits to the Employee and his dependents at the same levels and for the same costs as exist on the date of Change of Control or termination for a period of twenty four (24) months thereafter; provided, however, that the Company’s obligations to provide health and welfare benefits shall expire prior to such twenty four (24) month period if the Employee accepts other employment during such period and Employee is eligible to receive health and welfare benefits pursuant to such employment. As used herein, the term “Cause” shall mean (i) fraud, misappropriation, embezzlement, or willful conduct, gross misconduct or dishonesty on the part of the Executive that is materially injurious to the Company, (ii) the conviction of a felony or the commission of an act involving moral turpitude, (iii) the Employee’s failure to perform his duties with the Company or to carry out the reasonable and lawful directives of the Chief Executive Officer, which failure has not been cured within thirty (30) days after notice of such failure is given to the Employee by the Company, (iv) the Employee’s breach of any provision of this Agreement, which breach has not been cured within thirty (30) days after notice of such breach is given to the Employee by the Company, or (v) termination occurring as a result of the Employee’s death or permanent disability. The Employee will be deemed to be permanently disabled if the Employee is unable to fully perform his duties and responsibilities hereunder by reason of physical or mental illness, injury or incapacity for ninety (90) days in any twelve (12) month period.
In the event Employee is a “Specified Employee” (as defined under Code Section 409A), then any and all payments or benefits under this Section that are not excludable from Code Section 409A’s definition of “deferred compensation,” shall commence being paid six (6) months after Executive’s Date of Termination. At such time, Employee shall receive one lump sum catch-up payment equal to the amount that would have been paid over the previous six (6) month period. All remaining benefits or payments, if any, shall be paid as otherwise provided for under this Agreement.
3. Title; Duties. The Employee’s title shall be Senior Vice President and Chief Financial Officer and he shall report directly to the Chief Executive Officer of the Company. The Employee shall devote his full business time and efforts solely to the business and interests of the Company; provided, however, that nothing contained herein shall prohibit the Employee from serving on the board of directors or an advisory counsel of no more than three companies or otherwise participating on the board of any charitable, community, or similar organization so long as such activities do not, in the reasonable opinion of the Chief Executive Officer, unreasonably interfere with the Employee’s duties and responsibilities to the Company. During his employment with the Company, the Employee shall not engage in any activity which would be inconsistent with such duties or with the objectives and business of the Company and shall diligently perform his obligations and discharge his duties under this Agreement. The Employee shall adhere to all ethical practices and other rules and regulations established by the Company.

4. Salary and Benefits. During the term of the Employee’s employment with the Company, the Employee shall receive the following salary and benefits:
(a) Annual Salary. The Employee’s base annual compensation during his first year of employment shall be Two Hundred Forty Thousand Dollars ($240,000). The Employee’s base annual compensation shall be reviewed on an annual basis and may be adjusted based on the performance of the Employee.
(b)  Discretionary Bonus. The Employee shall be eligible to participate in all bonus programs of the Company that are generally provided for the benefit of the senior executives of the Company; provided that the amount of any such bonus shall be based on the criteria established for measuring the performance of Employee as determined by the Chief Executive Officer of the Company or the Board of Directors of the Company.
(c) Benefits. The Employee shall be eligible to participate in all health and welfare benefit plans and other employee benefit plans, practices, policies and programs provided by the Company and applicable to similarly situated employees of the Company, as the same may be amended from time to time.
(d) Automobile Allowance. During the term of the Employee’s employment with the Company, the Employee shall receive an automobile allowance equal to $500 per month.
(e) Stock Options. The employee shall be eligible to participate in additional stock options awards (“Additional Awards”) made available to senior management of the Company after his first year of employment, which stock option awards shall be at the discretion of the Compensation Committee of the Board of Directors of the Company and any stock options granted pursuant to Additional Awards shall immediately vest upon a Change of Control or termination of Employee’s employment without Cause.
5. Noncompetition. During the applicable Restriction Period (as defined below), the Employee shall not, directly or indirectly (whether individually or as a shareholder or other owner, investor, partner, director, officer, employee, consultant, creditor or agent of any person, firm, association, organization, or other entity other than the Company):
(a) Enter into, engage in, promote, assist (financially or otherwise), or consult with any business (the “Business”) which competes with the business of the Company anywhere in the United States;
(b) Induce (or attempt to induce) or encourage any employee, officer, director, representative, agent, vendor, or independent contractor of the Company to terminate or materially alter its relationship with the Company, or otherwise interfere or attempt to interfere in any way with the Company’s relationships with its employees, officers, directors, representatives, agents, vendors, independent contractors, or others;
(c) Employ or engage any person who, at any time within the twelve (12) month period immediately preceding such employment or engagement, was an employee, officer, director, representative, agent, vendor, or independent contractor of the Company; or

(d) Take any other action that would impair the value of the Business or the assets of the Company, including, without limitation, any action that would tend to disparage or diminish the reputation of the Company.
For purposes of this agreement, the term “Restriction Period” shall mean the period commencing on the date hereof and continuing for one (1) year after the date on which the Employee’s employment with the Company is terminated (for any reason).
The Employee acknowledges that (i) the provisions of Sections 5 and 6 of this Agreement are fundamental and essential for the protection of the Company’s legitimate business and proprietary interests, and (ii) such provisions are reasonable and appropriate in all respects.
Notwithstanding the foregoing, nothing contained in this Section 5 shall be deemed to preclude the Employee from owning less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of any publicly held corporation whose stock is traded on a major stock exchange or quoted on NASDAQ.
6. Nondisclosure. The Employee agrees that he shall not at any time after the date of this Agreement directly or indirectly copy, disseminate or use, for the Employee’s personal benefit or the benefit of any third party, any Confidential Information (as defined below), regardless of how such Confidential Information may have been acquired, except for the disclosure or use of such Confidential Information as may be (a) required by Employee in connection with his employment with the Company, (b) required by law, or (c) authorized in writing by the Company. For purposes of this Agreement, the term “Confidential Information” shall mean all information or knowledge belonging to, used by, or which is in the possession of the Company or relating to the Company’s business, business plans, strategies, or clients (including, without limitation, the names, addresses or telephone numbers of such clients), vendors, technology, programs, finances, costs, employees (including, without limitation, the names, addresses or telephone numbers of any employees), employee compensation rates or policies, marketing plans, development plans, computer programs, computer systems, inventions, developments, trade secrets, know-how or confidences of the Company, without regard as to whether any of such Confidential Information may be deemed confidential or material to any third party, and the Employee hereby stipulates to the confidentiality and materially of such Confidential Information. Notwithstanding anything to the contrary contained in the preceding sentence, Confidential Information shall not include information that is or becomes generally available to the public other than as a direct or indirect result of a disclosure by the Employee or a representative of the Employee. The Employee acknowledges that all of the Confidential Information is and shall continue to be the exclusive proprietary property of the Company, whether or not prepared in whole or in part by the Employee and whether or not disclosed to or entrusted to the custody of the Employee. The Employee agrees upon the termination of Employee’s employment with the Company (for any reason), the Employee will return promptly to the Company all memoranda, notes, records, reports, manuals, pricing lists, prints and other documents (and all copies thereof) relating to the Company’s business which the Employee may then possess or have within the Employee’s control, regardless of whether any such documents constitute Confidential Information. The Employee further agrees that he shall forward to the Company or its designee all Confidential Information which at any time comes into the Employee’s possession or the possession of any other person, firm or entity with which the Employee is affiliated in any capacity.

7. Remedies. The Employee acknowledges and agrees that the Company would suffer irreparable harm from a breach by the Employee of the restrictive covenants set forth in Sections 5 or 6. Therefore, in the event of the actual or threatened breach by the Employee under Sections 5 or 6, the Company may, in addition and supplementary to any other rights and remedies existing in its favor (including, without limitation, its right to terminate the Employee’s employment for Cause), apply to any court of law or equity of competent jurisdiction for specific performance or injunctive or other relief in order to enforce or prevent any violation of the provisions of Sections 5 or 6. The Employee agrees not to raise the defense of an adequate remedy at law in any such proceeding. The Employee agrees that the existence of any claim or cause of action by the Employee against the Company, whether predicated upon this Agreement or any other contract, shall not constitute a defense to the enforcement by the Company of the provisions of Section 5 or 6.
8. Notice. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar service) or three (3) business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

If to the Employee:	Mr. Ware H. Grove 7678 Mannheim Court Hudson, Ohio 44236

If to the Company:	CBIZ, Inc. 6050 Oak Tree Blvd., South Suite 500 Cleveland, Ohio 44131
	Attention:	Chief Executive Officer General Counsel
9. Reformation; Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provision shall be effective only to the extent of its enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law. In the event that any such provision of this Agreement cannot be reformed, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

10. Binding Effect: Waiver. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the Employee, his heirs, executors, administrators, and other legal representatives and shall be binding on and inure to the benefit of the Company, its affiliates, successors or assigns. The failure of the Company at any time or from time to time to require performance of any of the Employee’s obligations under this agreement shall in no manner affect the Company’s right to enforce any provision of this Agreement at a subsequent time, and the waiver of any rights arising out of any breach shall not be construed as a waiver of any rights arising out of any subsequent or prior breach.
11. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Employee and the Company with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter hereof.
12. Amendment. No amendment, modification, or waiver of any provision of this Agreement, or consent to any departure by the Employee therefrom, shall be effective unless the same shall be in writing and signed by the parties hereto.
13. Assignment. This Agreement is for personal services to be performed by the Employee and may not be assigned or transferred by the Employee, or the obligations of the Employee performed by any other party. All of the rights and obligations of the Company under this Agreement are fully assignable and transferable by the Company.
14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
15. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.
16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.
17. Tax Considerations and Payment Limitations.
(a) Withholding. All payments hereunder shall be subject to any required withholding of Federal, state and, local, employment, or other taxes pursuant to any applicable law or regulation.
(b) Code Section 409A Compliance. This Agreement is intended to be operated in compliance with the provisions of Code Section 409A (including any applicable rulings or regulations promulgated thereunder). In the event that any provision of this Agreement fails to satisfy the provisions of Code Section 409A and cannot be amended, modified, or terminated, then such provision shall be void and shall not apply to Employee, to the extent practicable. In the event that it is determined to not be feasible to so void a provision of this Agreement as it applies to any amount payable to or on behalf of Employee, such provision shall be construed in a manner so as to comply with the requirements of Code Section 409A. No severance obligation or payment otherwise due to Employee as a result of a severance payable upon termination pursuant to Section 2 of this Agreement shall exist unless Employee first provides CBIZ with notice of the condition triggering such separation within 90 days after the initial existence of the condition, and Employee allows CBIZ to remedy the condition within at least 30 days after notice has been provided by Employee. If the condition contained in Employee’s notice is not remedied within the foregoing period, then Employee is entitled to claim a Separation from Service pursuant to Section 2 of this Agreement.

(c) Code Section 162(m)—Delay of Payments. Notwithstanding any other provision of this Agreement to the contrary, the Company may delay the payment of any amount otherwise due to Employee under Section 2 of this Agreement if the Company reasonably anticipates that its deduction resulting from such payment, either alone or in combination with any other amounts to be paid or provided to Employee under any section of this Agreement or any other agreements, plans or programs of the Company, would be reduced by application of Code Section 162(m); provided, however, that the Company shall make payments to Employee at the earliest date at which the Company believes Code Section 162(m) will no longer reduce its deduction for such payments.
IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this instrument as of the date first above written.

EMPLOYEE:
/s/ Ware H. Grove
Ware H. Grove

THE COMPANY:

CBIZ, Inc.
/s/ Steven L. Gerard
Steven L. Gerard, Chief Executive Officer

EXHIBIT A
CHANGE IN CONTROL
Change in Control. A “Change in Control” shall mean the occurrence during the term of Employee’s employment with the Company of:
(a) The purchase (other than directly from the Company) of any common stock of the Company (“Common Stock”) or other voting securities of the Company entitled to vote generally for the election of directors (together with the Common Stock, the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred under this Section, Voting Securities that are acquired in a Non-Control acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control under this Section. A “Non-Control Acquisition” shall mean an acquisition by (i) the Company or any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Subsidiary”), or (ii) any Person in connection with a Non-Control Transaction (as hereinafter defined);
(b) The consummation of:
(1) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued or exchanged, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization with or into the Company in which securities of the Company are issued or exchanged where the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately after such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization.
(2) A complete liquidation or dissolution of the Company; or
(3) The sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).